UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

MCCORMICK & COMPANY, INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On November 25, 2008, the management of McCormick & Company, Incorporated (the “Company”), following discussions with its Board of Directors and its auditors, concluded that the Company will record an impairment charge representing a reduction in the value of its Silvo brand in the fourth quarter of fiscal 2008.

The financial results of the Silvo business, which was acquired by the Company in 2004, have been affected by a reduction in retail distribution driven by changing market conditions. The Company has been pursuing an aggressive plan to build sales and profit for the Silvo brand; however, execution of the plan has been below original expectations. As a result of the Company’s annual impairment testing, and in accordance with the Financial Accounting Standards Board’s Statement No. 142, “Goodwill and Other Intangible Assets,” the Company will record a non-cash impairment charge of $28 to $32 million in the fourth quarter of fiscal 2008. The final amount of the charge will be announced in January with the Company’s fiscal year-end financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCCORMICK & COMPANY, INCORPORATED
(registrant)

Date: November 25, 2008	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel and Secretary